EXHIBIT 5.5

[Stewart McKelvey Letterhead]

October 7, 2008

Axcan Intermediate Holdings Inc.

22 Inverness Center Parkway, Suite 310

Birmingham, AL 35242

Axcan Canada (Invest) ULC

Axcan Nova Scotia 1 ULC

Axcan Nova Scotia 2 ULC

Axcan Nova Scotia 3 ULC

597 Laurier Boulevard

Mont-Saint-Hilaire QC J3H 6C4

Dear Sirs:

Re:	Issuance by Axcan Intermediate Holdings Inc. (the “Issuer”), as issuer, of Exchange Notes guaranteed by NS Guarantors, as defined below, and others (the “Guarantors”)

We render this opinion in our capacity as special counsel to Axcan Canada (Invest) ULC, Axcan Nova Scotia 1 ULC, Axcan Nova Scotia 2 ULC and Axcan Nova Scotia 3 ULC, each an unlimited company incorporated under the laws of the Province of Nova Scotia (collectively, the “NS Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of the Issuer, in connection with the Issuer’s offer to exchange up to $228,000,000 principal amount of the Issuer’s 9.25% Senior Secured Notes due 2015 (the “Senior Secured Notes”) and up to $235,000,000 principal amount of the Issuer’s 12.75% Senior Notes due 2016 (the “Senior Notes” and, together with the Senior Secured Notes, the “Exchange Notes”), which are to be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 9.25% Senior Secured Notes due 2015 and 12.75% Senior Notes due 2016, respectively. (the “Old Notes”), with the Exchange Notes to be guaranteed by the NS Guarantors.

To enable us to render the opinion set forth below, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates as we considered necessary or appropriate for enabling us to express the opinions set forth below including, without limitation:

(a)	a Senior Secured Notes Indenture dated as of February 25, 2008 (the “Senior Secured Notes Indenture”) among the Issuer, The Bank of New York, as trustee (the “Trustee”) and the Guarantors named therein, including each of the NS Guarantors, which includes the guarantee by the NS Guarantors of the Senior Secured Notes and which provides for the issuance of and the form of certain of the Old Notes and the form of the Senior Secured Notes;

(b)	a Senior Notes Indenture dated as of May 6, 2008 (the “Senior Notes Indenture” and, together with the Senior Secured Notes Indenture, the “Indentures”) among the Issuer, the Trustee and the Guarantors named therein, including each of the NS Guarantors, which includes the guarantee of the Senior Notes and which provides for the issuance of and the form of certain of the Old Notes and the form of the Senior Notes (which guarantee, with the guarantee of the Senior Secured Notes, are, collectively, the “Exchange Guarantees”);

(c)	a certificate of status with respect to each of the NS Guarantors (the “Certificates of Status”) issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated October 6, 2008;

(d)	the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of each of the NS Guarantors contained in the minutes book of the NS Guarantors;

(e)	resolutions of the directors of each of the NS Guarantors dated February 25, 2008 authorizing the execution and delivery of the Senior Secured Notes Indenture;

(f)	resolutions of the directors of each of the NS Guarantors dated April 30, 2008 authorizing the execution and delivery of the Senior Notes Indenture; and

(g)	a certificate signed by the secretary of each of the NS Guarantors dated the date hereof (the “Secretary’s Certificate”).

Where a term is defined collectively in the plural herein, the singular use of the term means any one of such collective.

As a basis for our opinions expressed below, we have assumed the genuineness of all signatures on all documents submitted to us, the legal capacity of all natural persons. We have also assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies. We have also assumed the completeness, truth, currency and accuracy of all facts in official public records, indices, registers and filing systems and certificates and other documents supplied by public officials, including, without limitation, the Certificates of Status and that all facts addressed and statements made in certificates supplied to us by officers of the NS Guarantors, including the Secretary’s Certificate, are complete, true and accurate as of, and at all material times prior to, the date of this letter. We have assumed that each of the Indentures has been physically delivered by each of the NS Guarantors to the other parties thereto, or their respective agents, and is not delivered subject to any condition or escrow which has not been satisfied.

Our opinions herein reflect only the application of applicable laws of the Province of Nova Scotia including the federal laws of Canada applicable therein (“Nova Scotia Law”). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or affect of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

For the purposes of the opinions expressed in paragraphs 1 and 2, we have relied exclusively on the Certificates of Status.

As to certain matters of fact relevant to the opinions expressed below, we have relied exclusively without independent investigation or verification upon the Secretary’s Certificate.

Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.	Each of the NS Guarantors is an unlimited company incorporated and validly subsisting under the Companies Act (Nova Scotia).

2.	Each of the NS Guarantors is registered under the Corporations Registration Act (Nova Scotia) and is in good standing thereunder as to the filing of annual returns and payment of annual fees.

3.	Each of the NS Guarantors has all necessary corporate power and capacity to execute and deliver the Indentures and to perform its obligations thereunder.

4.	The execution and delivery of the Indentures by each of the NS Guarantors and the performance of its obligations thereunder and under the Exchange Guarantees included therein have been duly authorized by all necessary corporate action on the part of each of the NS Guarantors.

5.	Each of the Indentures has been duly executed and delivered by each of the NS Guarantors.

6.	The execution and delivery of each of the Indentures by each of the NS Guarantors and the performance of its obligations under the Exchange Guarantees included therein are not prohibited by and do not contravene or result in a breach of any provision of its memorandum of association or articles of association.

7.	The execution and delivery of each of the Indentures by each of the NS Guarantors and the performance of its obligations under the Exchange Guarantees included therein are not prohibited by and do not contravene or result in a breach of Nova Scotia Law.

This opinion is addressed to the addressees, and, except as otherwise consented to by us, is solely for the benefit of the addressees and is not to be relied upon by any other person or for any purpose other than in connection with the issuance of the exchange notes pursuant to the Indentures. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon by any other person or for any other purpose. We hereby consent to the reliance by Ropes & Gray LLP upon this opinion in their delivering an opinion today in connection with the issue of the Exchange Notes.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Stewart McKelvey

Stewart McKelvey